Investor Relations Contact:	Media Contact:
Randy Scherago	Mark Brender
GeoEye	GeoEye
(703) 480-7529	(703) 629-5368
scherago.randy@geoeye.com	brender.mark@geoeye.com

GeoEye Signs NextView Service Level Agreement Extension with the National
Geospatial-Intelligence Agency

Contract Extended Through First Quarter 2010 is Valued at $50 Million

DULLES, Va. (Sept. 10, 2009) – GeoEye, Inc. (NASDAQ: GEOY), a premier provider of satellite, aerial and geospatial information and services, announced that it has signed a contract to extend its Service Level Agreement with the National Geospatial-Intelligence Agency (NGA) through March 31, 2010. The contract extension gives the NGA continued access to high-quality color imagery from the GeoEye-1 and IKONOS Earth-imaging satellites. GeoEye was awarded a contract with a maximum value of $50 million for the four-month extension period under essentially the same business terms as the prior agreement.

The National Geospatial-Intelligence Agency has the option to extend the contract for an additional nine months on the same business terms, from April 1, 2010 to Dec. 31, 2010. The Company signed its initial Service Level Agreement in December 2008, and it was scheduled to expire Nov. 30, 2009.

Matt O’Connell, GeoEye’s Chief Executive Officer and President, said, “This contract extension is a testament to our superb relationship with the NGA and solid evidence that the color imagery we are providing to them meets all their standards for timeliness, quality, resolution, and accuracy.”

Erol Morey, GeoEye’s NGA Program Director, said, “We’ve made some improvements in the contract that are beneficial to both GeoEye and the NGA. We’re delivering millions of square kilometers of imagery to the NGA each month in support of their mission to provide timely, relevant, and accurate geospatial intelligence for national security.”

About GeoEye
GeoEye, Inc. is an international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has 534 employees, as of June 30, 2009, dedicated to developing best-in-class geospatial, communications and information products, systems and services. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (http://www.geoeyefoundation.org). GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. Additional information about GeoEye is available at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures, and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2008, which we filed with the Securities and Exchange Commission (“SEC”) on April 2, 2009, and our Quarterly Report on Form 10-Q for the period ended March 31, 2009 and June 30, 2009, which we filed with the SEC on May 12, 2009 and Aug. 10, 2009, respectively. A copy of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.

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